UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 10, 2017
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of Company as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Company’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 10, 2017, Christopher & Banks Corporation (the “Company”) received a letter, signed by Lisa Wardell, stating that she had resigned, effectively immediately, as a member of the Board of Directors (the “Board”) of the Company.

(b), (c), (d), (e)

On January 17, 2017, the Company announced the departure of LuAnn Via, the Company’s President and Chief Executive Officer (“CEO”), and a director, from all of her officer and director positions, effective as of the opening of business on January 17, 2017.  In connection with Ms. Via’s departure, the Board elected Joel Waller as interim President and CEO, effective as of January 17, 2017 (the “Start Date”).  In connection with his appointment as interim President and CEO, Mr. Waller was also elected as a member of the Board, to serve as a director only while he continues to serve as interim President and CEO.  The Board intends immediately to commence a search for a full-time President and CEO.

Election of Joel Waller

Mr. Waller, age 77, has more than 35 years of retail experience.  Mr. Waller previously served as the Company’s President, from December 2011 through November 2012, and as the Company’s interim CEO from February 2012 through November 2012. Since that time, Mr. Waller has served as an executive retail consultant.  In addition, from 2008 to 2010, Mr. Waller served as President of the A.M. Retail Group, a specialty retailer of leather outerwear, accessories and apparel.  From 2005 to 2008, he was the Chief Executive Officer of The Wet Seal, Inc., a specialty retailer of juniors clothing, shoes and accessories.  Prior to that, he was the Chief Executive Officer of Wilsons Leather, a specialty retailer of leather outerwear, accessories and apparel, for approximately twenty years, ending in January, 2005.

In connection with Mr. Waller’s election as President and CEO, the Company and Mr. Waller have entered into a binding term sheet, as of January 17, 2017, that is intended to be replaced by more detailed documentation.  Pursuant to the term sheet, the Company has agreed to pay Mr. Waller an annual base salary of $600,000. Additionally, as an inducement to Mr. Waller to join the Company, the Company granted to Mr. Waller two employment inducement equity awards, effective as of the Start Date.  First, the Company granted to Mr. Waller an option to purchase 375,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the Start Date.  The option has a five-year term and will vest upon the earlier to occur of:  (i) January 17, 2018, (ii) the date on which the Company has hired a permanent Chief Executive Officer, and (iii) the termination of Executive’s employment without cause in connection with a change in control of the Company.  The stock options will be exercisable after vesting and also following Executive’s employment termination (assuming such termination is not for cause, death or disability) for the lesser of (i) three years following Executive’s employment termination date and (ii) the remaining term of the option.   Second, the Company granted to Mr. Waller 200,000 shares of performance-based, restricted common stock. The restricted stock will vest, if at all, in two tranches: one tranche of 100,000 shares will vest if, on any date prior to the “Vesting Date” (as defined below), the Company’s common stock has a closing price equal to or greater than $3.00 on the NYSE, and the second tranche of 100,000 shares will vest if, on any date prior to Vesting Date, the Company’s common stock has a closing price equal to or greater than $4.00 on the NYSE. If a threshold is not met, the tranche of shares of restricted stock subject to such threshold will be forfeited.  “Vesting Date” means the twelve-month anniversary of Executive’s last date of service as interim CEO.

Mr. Waller is an investor in the Macellum Retail Opportunity Fund, LP (the “Retail Fund”).  The Retail Fund, together with its affiliated funds, is the beneficial owner of 10.3% of the outstanding shares of Company common stock as of June 30, 2016 (the most recent date of such funds’ filing with the Securities and Exchange Commission with respect to the Company’s common stock).  Jonathan Duskin, a director on the Board, is the sole member of the general partner of the Retail Fund.  Other than as described in the preceding two sentences, there are no arrangements or understandings between Mr. Waller and any other person pursuant to which Mr. Waller was elected as President and CEO or a director of the Company.  Mr. Waller does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Waller had a direct or indirect material interest in any such transaction since the beginning of the Company’s current fiscal year.  Mr. Waller will not be serving on any committee of the Board upon commencement of service as a director.

Mr. Waller has no family relationship with any other officer or director of the Company.  Other than as described below, neither Mr. Waller nor any immediate family member of Mr. Waller has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

Departure of LuAnn Via

In connection with Ms. Via’s departure, which the Company has treated as a termination without cause pursuant to the terms of her employment agreement, Ms. Via will receive (i) a severance payment of $850,000, equal to one times her annual base salary, (ii) a payment of $285,600, equal to her accrued, but unpaid incentive compensation earned pursuant to the Company’s Spring component of its fiscal 2016 annual incentive program, (iii) a payment of approximately $3,900, representing her accrued, but unused vacation during calendar year 2017, and (iv) payments equivalent to her cost of COBRA medical and dental insurance premiums for a period not to exceed 18 months after her employment termination, provided she is eligible for and timely elects COBRA coverage. Ms. Via will not receive any tax gross-up payment in connection with her severance payment. Additionally, the Company has agreed to pay directly to third-party providers, upon receipt of customary documentation, on behalf of Ms. Via, up to $25,000 in the aggregate, which may be used for (i) her legal and accounting advisory fees, (ii) packing and moving expenses for her relocation from Minneapolis and (iii) up to two months of rent for Ms. Via’s apartment in Minneapolis.  The Board has also agreed to extend the term during which options to acquire 1,500,000 shares of Company common stock, with an exercise price of $3.43 per share and originally granted to Ms. Via in 2012, to October 17, 2017.  The severance payment is conditioned upon Ms. Via entering into, and not rescinding, a release of claims against the Company, and upon her continuing to comply with certain provisions in her employment agreement, including those relating to noncompetition, nonsolicitation, nondisparagement and preservation of confidentiality.

Item 7.01  Regulation FD Disclosures.

The following information is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

On January 17, 2017, the Company issued a press release disclosing material, non-public information regarding the Company’s projected results for the quarter and fiscal year ended January 28, 2017, and other matters described in this Form 8-K.  Also on January 17, 2017, the Company issued a press release, as required by the NYSE, describing the employment inducement equity awards granted to Mr. Waller.

The press releases issued on January 17, 2017 are being furnished as Exhibits No. 99.1 and No. 99.2 to this Current Report on Form 8-K and should be read in conjunction with the registrant’s reports on Forms 10-K, 10-Q and 8-K, and other publicly available information, which contain other important information about the registrant.

Cautionary Statements.  This filing and the exhibits include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s business are disclosed in the “Risk Factors” contained in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2016. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Separation Agreement, entered into as of January 17, 2017, by and between Christopher & Banks Corporation and LuAnn Via.
10.2	Release, entered into on January 17, 2017, by LuAnn Via.
10.3	Term sheet, entered into as of January 17, 2017, by and between Christopher & Banks Corporation and Joel Waller.
99.1

Christopher & Banks Corporation press release, dated January 17, 2017, disclosing certain projected financial information of the Company and other information related to the change in the Company’s Chief Executive Officer position.

99.2	Christopher & Banks Corporation press release, dated January 17, 2017, describing employment inducement equity awards granted to Joel Waller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President and General Counsel

Date: January 17, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report	Commission File No.
January 10, 2017	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description
10.1	Separation Agreement, entered into as of January 17, 2017, by and between Christopher & Banks Corporation and LuAnn Via.
10.2	Release, entered into on January 17, 2017, by LuAnn Via.
10.3	Term sheet, entered into as of January 17, 2017, by and between Christopher & Banks Corporation and Joel Waller.
99.1

Christopher & Banks Corporation press release, dated January 17, 2017, disclosing certain projected financial information of the Company and other information related to the change in the Company’s Chief Executive Officer position.

99.2	Christopher & Banks Corporation press release, dated January 17, 2017, describing employment inducement equity awards granted to Joel Waller.